Exhibit 10.3

FIRST AMENDMENT TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT to Credit Agreement (this “Amendment”) is entered into as of July 16, 2018, by and between JPMORGAN CHASE BANK, N.A., (“JPMorgan”) as Administrative Agent (in such capacity, “Administrative Agent”), the Lenders party hereto (each a “Lender” and collectively, the “Lenders”) including JPMorgan in its capacity as a Lender, the Loan Parties party hereto and CALAMP CORP., a Delaware corporation (“Borrower”).

Recitals

A.          Administrative Agent, Lenders, the Loan Parties and Borrower have entered into that certain Credit Agreement dated as of March 30, 2018 (as amended from time to time, the “Credit Agreement”).

B.           Lenders have extended credit to Borrower for the purposes permitted in the Credit Agreement.

C.           Borrower, the Loan Parties, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

2.           Amendments to Credit Agreement.

2.1          Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

“First Amendment” means that certain First Amendment to the Credit Agreement dated as of the First Amendment Effective Date.”

“First Amendment Effective Date” has the meaning assigned to the term in the First Amendment.”

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction, including for the avoidance of doubt, capped call transactions) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) purchased by Borrower in connection with the issuance of any Permitted Convertible Indebtedness.”

“‘Permitted Convertible Indebtedness’ means indebtedness of Borrower that is convertible into common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower) and/or cash (in an amount determined by reference to the price of such common stock) (including, for the avoidance of doubt, the Existing Notes).”

“‘Permitted Warrant Transaction’ means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction.”

2.2          Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a) of the definition of “Change in Control” as follows:

“(a) the acquisition of ownership, directly or indirectly, beneficially or of record (other than record ownership by a securities depositary or its nominee, solely in such capacity), by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 50.1% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower;”

2.3          Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by the adding the following sentence at the end of the definition of “Equity Interests” as follows:

“Notwithstanding the foregoing, no Permitted Warrant Transaction shall constitute an Equity Interest of the Borrower.”

2.4          Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by the adding the following sentence at the end of the definition of “Indebtedness” as follows:

“Notwithstanding the foregoing, no Permitted Warrant Transaction shall constitute Indebtedness of the Borrower.”

2.5          Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by the adding the following sentence at the end of the definition of “Restricted Payment” as follows:

“Notwithstanding anything to the contrary in the foregoing, the issuance of, entry into (including any payments of premiums in connection therewith), performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of the Borrower or, following a merger event or other change of the common stock of Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute a Restricted Payment by the Borrower.”

2.6          Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by the adding the following sentence at the end of the definition of “Swap Agreement” as follows:

“Notwithstanding the foregoing, no Permitted Convertible Indebtedness, Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a Swap Agreement.”

2.7          Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Total Leverage Ratio” as follows:

“‘Total Leverage Ratio’ means, on any date, the ratio of (a) Funded Indebtedness on such date less up to $250,000,000 of unrestricted cash and Cash Equivalents of the Borrower held in the United States and with respect to which the Administrative Agent has a perfected Lien to (b) EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date.”

2.8          Section 5.13 (Post-Closing Requirements). Section 5.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 5.13 Post-Closing Requirements.

(a)          On or prior to August 31, 2018 (or such later date as the Administrative Agent shall agree), the Loan Parties will use commercially reasonable efforts to deliver Collateral Access Agreements with respect to the leased properties required pursuant to Section 4.13 of the Security Agreement.

(b)          On or prior to August 31, 2018 (or such later date as the Administrative Agent shall agree), the Loan Parties shall have filed releases with respect to Liens filed on certain intellectual property in favor of Citizens Bank, N.A.”

2.9          Section 6.01 (Indebtedness). Section 6.01 of the Credit Agreement is hereby amended by adding a new subsection (o) at the end thereof as follows:

“(o) up to $260,000,000 aggregate principal amount of Permitted Convertible Indebtedness at any one time outstanding (which amount shall be in addition to any then outstanding Existing Notes).”

2.10          Section 6.04 (Investments, Loans, Advances, Guarantees and Acquisitions). Section 6.04 of the Credit Agreement is hereby amended by adding a new paragraph at the end thereof as follows:

“Notwithstanding anything to the contrary in the foregoing, the issuance of, entry into (including any payments of premiums in connection therewith), performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of the Borrower or, following a merger event or other change of the common stock of the Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not violate this Section 6.04.”

2.11          Section 6.05 (Asset Sales). Section 6.05 of the Credit Agreement is hereby amended by adding a new paragraph at the end thereof as follows:

“Notwithstanding anything to the contrary in the foregoing, the issuance of, entry into (including any payments of premiums in connection therewith), performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of the Borrower or, following a merger event or other change of the common stock of Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute a disposition of an asset by the Borrower.”

2.12          Section 6.11 (Amendment of Material Documents). Section 6.11 of the Credit Agreement is hereby amended by adding a new paragraph at the end thereof as follows:

“Notwithstanding anything to the contrary in the foregoing, the conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of the Borrower or, following a merger event or other change of the common stock of the Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not violate this Section 6.11.”

2.13          Article VII (Events of Default). Article VII of the Credit Agreement is hereby amended by adding new language at the end of subsection (g) as follows:

“; provided further that notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion (including the occurrence of any event permitting conversion), exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of the Borrower or, following a merger event or other change of the common stock of the Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness shall not constitute a default under this subsection (g).”

3.           Limitation of Amendment.

3.1          The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.           Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, Borrower and each Loan Party hereby represents and warrants to Administrative Agent and Lenders as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower and each Loan Party has the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower and each Loan Party delivered to Administrative Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower and each Loan Party of this Amendment and the performance by Borrower and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower and each Loan Party of this Amendment and the performance by Borrower and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene in any material respects (a) any law or regulation binding on or affecting Borrower or any Loan Party, (b) any contractual restriction with a Person binding on Borrower or any Loan Party, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower or any Loan Party, or (d) the organizational documents of Borrower or any Loan Party;

4.6          The execution and delivery by Borrower and each Loan Party of this Amendment and the performance by Borrower and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower or any Loan Party, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

4.7          This Amendment has been duly executed and delivered by Borrower and each Loan Party and is the binding obligation of Borrower and each Loan Party, enforceable against Borrower and such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.           Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full in the discretion of the Administrative Agent of each of the following conditions (the “First Amendment Effective Date”):

6.1          The Administrative Agent shall have received a copy of this Amendment duly executed and delivered by all of the Lenders, the Borrower, each other Loan Party and the Administrative Agent;

6.2          The representations and warranties of or on behalf of the Loan Parties in this Amendment are true, accurate and complete (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) on and as of the First Amendment Effective Date;

6.3          The Loan Parties shall have paid all outstanding costs and expenses owed to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement, including, without limitation, all reasonable fees, charges and disbursements of counsel for the Administrative Agent; and

6.4          The Administrative Agent shall have received all other documents or materials requested by the Administrative Agent, in each case, in form and substance reasonably acceptable to the Agent.

7.           Ratification, etc. Except as expressly amended or otherwise modified hereby, the Credit Agreement, each other Loan Document and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document. The Loan Parties hereby ratify and reaffirm the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by the Loan Parties pursuant to the Loan Documents to which it is a party to the Administrative Agent, on behalf and for the benefit of the Lenders, as collateral security for the Secured Obligations, and acknowledge that all of such Liens and security interests, granted, pledged or otherwise created as security for the Secured Obligations continue to be and remain collateral security for the Secured Obligations from and after the First Amendment Effective Date.

8.           Reference to and Effect on the Credit Agreement.

8.1          Upon the effectiveness of this Amendment, (A) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby and (B) each reference in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.

8.2          Except as specifically waived, amended or otherwise modified above, the terms and conditions of the Credit Agreement and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

8.3          The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

9.           Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above

CALAMP CORP., as Borrower
By:	/s/Kurt Binder
Name:	KURT BINDER
Title:	EVP, CFO

LOJACAK CORPORATION, as a Loan Guarantor
By:	/s/Kurt Binder
Name:	KURT BINDER
Title:	EVP, CFO

CALAMP WIRELESS NETWORKS CORPORATION, as a Loan Guarantor
By:	/s/Kurt Binder
Name:	KURT BINDER
Title:	EVP, CFO

CALAMP RADIO SATELLITE INTEGRATORS, INC as a Loan Guarantor
By:	/s/Kurt Binder
Name:	KURT BINDER
Title:	EVP, CFO

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK N.A., individually, and as Administrative Agent and issuing bank

By:	/s/Haley Heslip
Name:	HALEY HESLIP
Title	AUTHORIZED OFFICER

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/Haley Heslip
Name:	HALEY HESLIP
Title	AUTHORIZED OFFICER

[Signature Page to First Amendment to Credit Agreement]